AINSWORTH LUMBER CO. LTD.,
as Issuer

STEEN RIVER FOREST PRODUCTS LTD.,
as Subsidiary Guarantor

and THE BANK OF NEW YORK,
as Trustee

THIRD SUPPLEMENTAL INDENTURE

Dated as of February 27, 2004

to the

INDENTURE
Dated as of July 10, 1997,
as supplemented by the First Supplemental Indenture,
dated as of February 14, 2001,
and Second Supplemental Indenture,
dated as of December 20, 2001

between

AINSWORTH LUMBER CO. LTD.,
as Issuer,

STEEN RIVER FOREST PRODUCTS LTD.,
as Subsidiary Guarantor

and

THE BANK OF NEW YORK,
as Trustee

12 1/2% Senior Secured Notes due July 15, 2007

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          THIRD SUPPLEMENTAL INDENTURE, dated as of February 27, 2004 (the “Third Supplemental Indenture”), by and between Ainsworth Lumber Co. Ltd., a British Columbia corporation (the “Issuer”), Steen River Forest Products Ltd., an Alberta corporation (the “Subsidiary Guarantor”) and The Bank of New York, as Trustee (the “Trustee”).

          WHEREAS, the Issuer issued 12 1/2% Senior Secured Notes due July 15, 2007 (the “Notes”) pursuant to the Indenture, dated as of July 10, 1997, as supplemented by the First Supplemental Indenture, dated as of February 14, 2001, and the Second Supplemental Indenture, dated as of December 20, 2001 (as supplemented, the “Indenture”), which Notes have been guaranteed by the Subsidiary Guarantor pursuant to the provisions of the Indenture;

          WHEREAS, pursuant to an Offer to Purchase and Consent Solicitation Statement, dated February 17, 2004 (the “Offer and Solicitation Statement”), the Issuer has offered to purchase for cash any and all of the outstanding Notes (the “Offer”) and has solicited the consents (the “Consents”) of Holders of the Notes to amend the Indenture (the “Proposed Amendments”);

          WHEREAS, the Holders of at least a majority of the aggregate principal amount of the Outstanding Notes have validly delivered and not validly withdrawn their Consents to the Proposed Amendments (the “Requisite Consents”); and

          WHEREAS, all things necessary to make this Third Supplemental Indenture a valid supplement to the Indenture have been done.

          NOW THEREFORE, the parties agree as follows:

          SECTION 1. Certain Definitions. Unless otherwise stated, all capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Indenture.

          SECTION 2. Amendments to the Indenture. The following amendments to the Indenture are hereby made and will be effective when Notes in the aggregate principal amount sufficient to meet the Requisite Consents, are accepted pursuant to the Offer under the Offer and Solicitation Statement:

     (a) The following sections and clauses and all references to such sections and clauses shall be deleted: (A) Sections 801, 802, 1004, 1005, 1006, 1007, 1008, 1009, 1010, 1011, 1012, 1013, 1014, 1015, 1016, 1017, 1018, 1020, 1023, 1025, 1026, 1027, 1028, 1301, 1302, 1303, 1304, 1305, 1306, 1307, 1308, 1309, 1310, 1311, 1312, 1401, 1402, 1403 and (B) clauses (3), (4), (6), (7), (8), (9), (10), (11) and (12) of Section 501.

          SECTION 3. Effectiveness. This Third Supplemental Indenture shall become effective as described in Section 2 hereof.

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          SECTION 4. Governing Law. This Third Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York.

          SECTION 5. Counterparts. This Third Supplemental Indenture may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          SECTION 6. Severability. In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 7. Ratification. Except as expressly amended hereby, each provision of the Indenture shall remain in full force and effect and, as amended hereby, the Indenture is in all respects agreed to, ratified and confirmed by each of the Issuer, the Subsidiary Guarantor and the Trustee.

          SECTION 8. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture. The statements and recitals herein are deemed to be those of the Issuer and the Subsidiary Guarantor and not of the Trustee.

          SECTION 9. Successors and Assigns. All covenants and agreements in this Third Supplemental Indenture by the Issuer, the Subsidiary Guarantor, the Trustee and the Holders shall bind their respective successors and assigns, whether so expressed or not.

          SECTION 10. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction hereof.

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          IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first above written.

AINSWORTH LUMBER CO. LTD., as Issuer

By:	/s/ Catherine Ainsworth

Catherine Ainsworth
Chief Operating Officer

STEEN RIVER FOREST PRODUCTS LTD., as Subsidiary Guarantor

By:	/s/ Catherine Ainsworth

Catherine Ainsworth
Secretary

THE BANK OF NEW YORK, as Trustee

By:	/s/ Miriam Y. Molina

Miriam Y. Molina
Assistant Vice-President

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